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                                                                       EXHIBIT E


                            SECOND AMENDMENT TO THE

                   CONTRIBUTION AND SHARE EXCHANGE AGREEMENT
                DATED APRIL 22, 1998 AND AMENDED AUGUST 31, 1998

                                  BY AND AMONG

               SPEER COMMUNICATIONS HOLDINGS LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                SPEER WORLD WIDE DIGITAL TRANSMISSION & VAULTING
                              LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                     SPEER PRODUCTIONS LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                    SPEER VIRTUAL MEDIA LIMITED PARTNERSHIP,
                          A NEVADA LIMITED PARTNERSHIP

                                      AND

                            PRECISION SYSTEMS, INC.,
                             A DELAWARE CORPORATION

                                OCTOBER 27, 1998

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                            SECOND AMENDMENT TO THE
                   CONTRIBUTION AND SHARE EXCHANGE AGREEMENT

     This SECOND AMENDMENT (the "Amendment") to that certain Contribution and Share Exchange Agreement (the "Agreement") dated April 22, 1998 and amended on August 31, 1998 by and among Speer Communications Holdings Limited Partnership, a Nevada limited partnership ("Speer Communications"), Speer World Wide Digital Transmission & Vaulting Limited Partnership, a Nevada limited partnership ("Speer World Wide"), Speer Productions Limited Partnership, a Nevada limited partnership ("Speer Productions"), Speer Virtual Media Limited Partnership, a Nevada limited partnership ("SVM") and Precision Systems, Inc., a Delaware corporation ("PSI") is entered into by and among Speer Communications, Speer World Wide, Speer Productions, SVM and PSI (the "Parties") as of this 27th day of October, 1998.

     WHEREAS, the Parties have determined to amend the Agreement pursuant to the terms of this Amendment; and

     WHEREAS, capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows.

     1. Amendments.

          a. Section 8.17 of the Agreement is hereby amended to read as follows:

             8.17. Non-Fulfillment Date. In the event that one or more of the foregoing conditions in this Article VIII is not fulfilled as of December 19, 1998, Speer may, upon notice to PSI and on or prior to the Closing Date, elect not to consummate the transactions provided for herein, or may waive the condition and proceed to Closing, but any breach of condition, warranty, representation or covenant known to Speer at the Closing Date as to which Speer does not make a claim by the Closing Date shall be deemed to have been waived.

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          b. Section 9.11 of the Agreement is hereby amended to read as follows:

             9.11. Non-Fulfillment Date. In the event that one or more of the foregoing conditions in this Article IX is not fulfilled as of December 19, 1998, PSI may, upon notice to Speer and on or prior to the Closing Date, elect not to consummate the transactions provided for herein, or may waive the condition and proceed to Closing, but any breach of condition, warranty, representation or covenant known to PSI at the Closing Date as to which PSI does not make a claim by the Closing Date shall be deemed to have been waived.

          c. Subsection (1) of paragraph (b) of Section 27.1 is hereby amended to read as follows:

             (1) if the Closing shall not have occurred on or before December 19, 1998, due to a failure of any of the conditions precedent set forth in Article IX; or

          d. Subsection (1) of paragraph (c) of Section 27.1 is hereby amended to read as follows:

             (1) if the Closing shall not have occurred on or before December 19, 1998 due to a failure of any of the conditions precedent set forth in Article VIII; or

     3. Effect. Except as otherwise set forth in this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

     4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall constitute but one and the same agreement by and among the Parties.

     5. Governing Law. This Amendment shall be construed in accordance with the laws of Florida, without regard to the principles of conflicts.

     6. Amendment. This Amendment may not be amended except by action of each of the Parties hereto set forth in an instrument in writing signed on behalf of each of the Parties hereto.

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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

                                          SPEER COMMUNICATIONS HOLDINGS
                                            LIMITED PARTNERSHIP,
                                          a Nevada Limited partnership

                                          By:       /s/ ROY M. SPEER
                                            ------------------------------------
                                            Roy M. Speer
                                            President, Holdings Investments,
                                              Inc.
                                            General Partner of Speer
                                              Communications
                                              Holdings Limited Partnership

                                          SPEER VIRTUAL MEDIA LIMITED
                                            PARTNERSHIP,
                                          a Nevada limited partnership

                                          By:       /s/ ROY M. SPEER
                                            ------------------------------------
                                            Roy M. Speer
                                            President, Magnatone Entertainment
                                              Group, Inc.
                                            General Partner of Speer Virtual
                                              Media Limited Partnership

                                          SPEER WORLD WIDE DIGITAL TRANSMISSION
                                            & VAULTING LIMITED PARTNERSHIP,
                                          a Nevada limited partnership

                                          By:       /s/ ROY M. SPEER
                                            ------------------------------------
                                            Roy M. Speer
                                            President, Speer World Wide, Inc.
                                            General Partner of Speer World Wide
                                            Digital Transmission & Vaulting
                                            Limited Partnership


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                                          SPEER PRODUCTIONS LIMITED PARTNERSHIP,
                                          a Nevada limited partnership

                                          By:       /s/ ROY M. SPEER

                                            ------------------------------------
                                            Roy M. Speer
                                            President, Dickerson Communications,
                                              Inc.
                                            General Partner of Speer Productions
                                              Limited Partnership


                                          PRECISION SYSTEMS, INC.,
                                          a Delaware corporation

                                          By:       /s/ KEN CLINEBELL

                                            ------------------------------------
                                            Name: Ken Clinebell
                                            Title: Chief Executive Officer

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